Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT

(PDS BIOTECHNOLOGY CORPORATION 2019 INDUCEMENT PLAN)

Name of Optionee:

No. of Stock Options:

Option Exercise Price per Share:

Grant Date:

Expiration Date:

PDS Biotechnology Corporation (the “Company”) hereby grants to the Optionee named above a non-qualified option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.00033 per share (the “Stock”), of the Company specified above at the Option Exercise Price per Share. This Stock Option is granted to Optionee in connection with his or her entry into employment with the Company and is an inducement material to the Optionee’s entry into employment within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

1. Applicable Equity Plan. This Stock Option is being awarded under the Company’s 2019 Inducement Plan (the “Plan”). Notwithstanding the foregoing and anything in this Agreement to the contrary, this Stock Option shall be subject to and governed by the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified in this Agreement.

2. Exercisability Schedule1. No portion of this Stock Option may be exercised until such portion shall have become exercisable according to the vesting schedule below or in accordance with Section 4. Except as set forth in Section 4, and subject to the discretion of the Administrator to accelerate the exercisability schedule, this Stock Option shall become ___% exercisable on the 12 month anniversary of the Grant date.  The remaining ___% will become exercisable in equal monthly installments, rounded down to the nearest whole share of Stock, over ____________ months commencing on the 12 month anniversary of the Grant Date.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

3. Manner of Exercise.

(a) The Optionee may exercise this Stock Option from time to time on or prior to the Expiration Date of this Stock Option by giving written notice to the Company of his or her election to purchase some or all of the Stock Option purchasable at the time of such notice. This notice shall specify the number of Stock Options to be purchased.

Payment of the purchase price for the Stock Options may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

1 Vesting Schedule subject to adjustment based on terms of specific award.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Stock Options will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Stock Options, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision of this Agreement or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date of this Agreement.

4. Termination of Employment.

(a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any unvested portion of this Stock Option outstanding on such date shall cease to vest and shall be forfeited and the vested portion of this Stock Option may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 180 days from the date of death or until the Expiration Date, if earlier.

(b) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s Disability (as defined by the Administrator), any unvested portion of this Stock Option outstanding on such date shall cease to vest and shall be forfeited and the vested portion of this Stock Option and may thereafter be exercised by the Optionee for a period of 180 days from the date of termination or until the Expiration Date, if earlier.

(c) Termination for Cause. If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) the Optionee's willful misconduct or gross negligence in connection with the performance of the Optionee's duties for the Company or its Subsidiaries; (ii) the Optionee's conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) the Optionee's engaging in any business that directly or indirectly competes with the Company or its Subsidiaries; or (iv) disclosure of trade secrets, customer lists or any other confidential information of the Company or its Subsidiaries to a competitor or an unauthorized person.

(d) Other Termination. If the Optionee’s employment terminates for any reason other than in the circumstances set forth above, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

8. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

By:

NOTICE OF GRANT AND OPTION AGREEMENT

Company Information:	Optionee:

PDS Biotechnology Corporation	[NAME]

[ADDRESS]

[CITY, STATE, ZIP]

United States

Phone:	Phone: [_________]

Fax:	Email: [__________]

Plan Name:	PDS Biotechnology Corporation 2019 Inducement Plan	Date of Grant:	[_____]

Grant Type:	NQSO	Date of Expiration:	[_____]

Option Number:	[___]

Number Granted:	[_____]

Vesting Type:	[Other]	Exercise Price:	$[_____]

Vesting Start Date:	[_____]	Total Option Price:	$[_____]

Vesting Schedule:

	Date Vested	Options Vested

12 month anniversary	[_____]	[_____]

Monthly vesting date following 12 month anniversary	[_____]	[_____] per month

Vesting Time Period In months	[_____] months

	Total:	[_____]

By your signature and the Company's signature below, you and the Company agree that the Non-Qualified Stock Option specified in this Grant Notice is granted under and governed by the terms and conditions of the PDS Biotechnology Corporation 2019 Inducement Plan, as amended from time to time, and the Option Award Agreement, all of which are attached and made a part of this Grant Notice.

OPTIONEE:		PDS BIOTECHNOLOGY CORPORATION

Name:	[_________]	By:	[_________]

Date:		Date: